UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 24, 2004

Health & Nutrition Systems International, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-29245	65-0452156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3750 Investment Lane, Suite 5, West Palm Beach, Florida 33404

(Address of Principal Executive Office) (Zip Code)

(561) 863-8446

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 24, 2004, the Registrant’s Chief Executive Officer, Christopher Tisi, has resigned from his position as chief executive officer, but will remain an employee of the Company. James A. Brown, Chairman of the Board, has been elected to assume the position of Chief Executive Officer to fill the vacancy created by Mr. Tisi’s resignation. A copy of the press release is being filed with this report as Exhibit 99.1. As a result of Mr. Tisi’s resignation, Mr. Tisi’s employment agreement with the Company has been amended, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01

Financial Statements and Exhibits

(a)

Financial statements of businesses acquired.

Not applicable.

(b)

Pro forma financial information

Not applicable.

(c)

Exhibits

Exhibit	Description

99.1	Press Release issued by the Company on September 24, 2004
99.2	Second Amendment to Employment Agreement dated effective as of September 24, 2004 between the Company and Christopher Tisi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTH & NUTRITION SYSTEMS INTERNATIONAL INC.

Date: September 24, 2004	By:	/s/ JAMES A. BROWN
James A. Brown Chairman of the Board

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release issued by the Company on September 24, 2004
99.2	Second Amendment to Employment Agreement dated effective as of September 24, 2004 between the Company and Christopher Tisi.